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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 15, 2000 relating to the financial statements and financial highlights which appear in the September 30, 2000 Annual Reports to Shareholders of the Loomis Sayles Funds consisting of Loomis Sayles Aggressive Growth Fund, Emerging Markets Fund, Global Technology Fund, Growth Fund, International Equity Fund, Research Fund, Small Cap Growth Fund, Small Cap Value Fund, Value Fund (formerly Core Value Fund), Worldwide Fund, Bond Fund, Global Bond Fund, High Yield Fund, Intermediate Maturity Bond Fund, Investment Grade Bond Fund, Short-Term Bond Fund, U.S. Government Securities Fund, and Managed Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 29, 2001